                                                                      Exhibit 21

                                  Exhibit 21
                   Subsidiaries of Maxwell Shoe company Inc.


Sprague Company
101 Sprague Street
P.O. Box 37
Readville (Boston), Massachusetts 02137

State or other jurisdiction of incorporation or organization--Delaware

Ownership by Maxwell Shoe Company Inc.--100%


Maxwell Retail Inc.
101 Sprague Street
P.O. Box 37
Readville (Boston), Massachusetts 20137

State or other jurisdiction of incorporation or organization--Delaware

Ownership by Maxwell Shoe Company Inc.--100%


Maxwell Footwear, Inc.
870 Market Street, Room 1210
San Francisco, California 94102

State or other jurisdiction of incorporation or organization--Delaware

Ownership by Maxwell Shoe Company Inc.--100%


MSC Holdings LLC
23455 Cloverdale Court
Newall, CA 91321

State or other jurisdiction of incorporation or organization--Delaware

Ownership by Maxwell Shoe Company Inc.--100%